UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2006

FOAMEX INTERNATIONAL INC.
FOAMEX L.P.
FOAMEX CAPITAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-22624	05-0473908
Delaware	1-11432	05-0475617
Delaware	1-11436	22-3182164
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1000 Columbia Avenue
Linwood, Pennsylvania	19061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 859-3000

Not applicable
(Former name or former address if changed since last report)

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 - Entry into a Material Definitive Agreement

(a) Foamex L.P. executed an amendment to its Debtor-in-Possession (“DIP”) credit agreement with the lenders thereto and Silver Point Finance, LLC, as administrative agent, effective May 12, 2006. The amendment decreases the interest applicable to the loan thereunder by reducing the margin over the Base Rate, as defined, from 8.00% to 3.375% and reducing the margin over the LIBOR rate from 10.00% to 5.375%. In addition, the amendment modifies certain minimum amounts under an existing covenant and imposes a leverage ratio covenant. The amendment has been consented to by the lenders under Foamex L.P.’s DIP revolving credit facility.

SECTION 9 -FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 - Financial Statements and Exhibits

(c)  Exhibits

4.15.14
Consent under Debtor-in-Possession Credit Agreement, dated as of May 12, 2006, among Foamex L.P., as Borrower, the affiliates of Borrower party thereto, the lending institutions party thereto and Bank of America, N.A., as Administrative Agent.

4.16.12
Amendment No. 2 to Debtor-in-Possession Credit Agreement, dated as of May 12, 2006, among Foamex L.P., as Borrower, the affiliates of Borrower party thereto, the lenders party thereto and Silver Point Finance, LLC, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2006

FOAMEX INTERNATIONAL INC.

By: /s/ Gregory J. Christian
Name: Gregory J. Christian
Title: Executive Vice President, General
Counsel and Chief Restructuring Officer

FOAMEX L.P.
                                        By: FMXI, INC.,
                                   its Managing General Partner

By: /s/ Gregory J. Christian
Name: Gregory J. Christian
Title: Executive Vice President, General
Counsel and Chief Restructuring Officer

FOAMEX CAPITAL CORPORATION

By: /s/ Gregory J. Christian
Name: Gregory J. Christian
Title: Vice President and Secretary